HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

                                EXHIBIT 11

              STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                            Three Months Ended
                                                 March 31,
                                         1995                 1994
                                                            (Restated)

PRIMARY:
  Average shares outstanding          14,757,450           14,802,162

  Net effect of dilutive stock
    options -- based on the treasury
    stock method using average
    fair value                              5,098               7,861
                                       ----------          ----------
  Average number of shares
    as adjusted                        14,762,548          14,810,023
                                       ==========          ==========
  Net income                           $4,947,383          $4,731,029
                                       ==========          ==========
  Per share amount                           $.34                $.32
                                             ====                ====
FULLY DILUTED:
  Average shares outstanding           14,757,450          14,802,162

  Net effect of dilutive stock
    options -- based on the treasury
    stock method using the end
    of period  fair value, if higher
    than average fair value                 5,098               7,861
                                       ----------          ----------
  Average number of shares
    as adjusted                        14,762,548          14,810,023
                                       ==========          ==========
  Net income                           $4,947,383          $4,731,029
                                       ==========          ==========
  Per share amount                           $.34                $.32
                                             ====                ====
Note: The per share amounts presented for each period above do not necessarily support amounts in the statement of consolidated income because common stock equivalents are less than 3% dilutive.